Annual Meeting of Shareholders

November 29, 2011

PROVIDENT

Provident Financial Holdings, Inc.

Provident Locations

Provident Financial Holdings, Inc.

Pleasanton, Northern California

Roseville, Northern California



San Luis Obispo
Kern
Santa Barbara
San Bernardino
Ventura
Los Angeles
Orange
San Diego
Imperial

Provident Bank

Full Service Offices:

- Blythe
- Canyon Crest, Riverside
- Corona
- Corporate Office, Riverside
- Downtown, Riverside
- Hemet
- La Sierra, Riverside
- Moreno Valley - Heacock St.
- Moreno Valley - Iris Plaza
- Orangecrest, Riverside
- Rancho Mirage
- Redlands
- Sun City
- Temecula

Provident Bank Mortgage

Wholesale Offices:

- Pleasanton
- Rancho Cucamonga

Retail Offices:

- City of Industry
- Escondido
- Glendora
- Hermosa Beach
- Pleasanton
- Rancho Cucamonga
- Riverside, Canyon Crest Dr.
- Riverside, Indiana Avenue
- Riverside, Market Street
- Riverside, Riverside Avenue
- Roseville

PROVIDENT
Provident Financial Holdings, Inc.

Fiscal 2011 Highlights

- ✓ Net income of $13.2 million (EPS of $1.16 per share).
- ✓ Seventh largest deposit market share in Riverside – San Bernardino according to deposit data released by the FDIC.
- ✓ The Bank exceeds all regulatory capital requirements and is deemed "well-capitalized".
- ✓ We opened retail loan origination offices in Hermosa Beach, Riverside (Canyon Crest), and Roseville, California.
- ✓ Over $2.1 billion of SFR loans originated for sale, the best year in our 55 year history in terms of loan origination volume.
- ✓ Significant improvement in asset quality.

Provident Financial Holdings, Inc.

Subsequent Events

- ✓ We raised our quarterly cash dividend to $0.03 per share in July 2011.
- ✓ We announced a Stock Repurchase Plan in July 2011 for up to 5% of outstanding common stock.
- ✓ Earnings for the quarter-ended September 30, 2011 improved from the quarter ended June 30, 2011 but were lower than the same quarter last year.

Net Income (Loss)


(In Thousands)
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000

	FY 2007	FY 2008	FY 2009	FY 2010	FY 2011
Net Income (Loss)	$10,451	$860	-$7,439	$1,115	$13,220

PROVIDENT
Provident Financial Holdings, Inc.

Diluted Earnings Per Share



$2.00
$1.00
$0.00
-$1.00
-$2.00

	FY2007	FY2008	FY2009	FY2010	FY2011
Diluted EPS	$1.57	$0.14	-$1.20	$0.13	$1.16

Return on Stockholders' Equity



15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%

	FY2007	FY2008	FY2009	FY2010	FY2011
ROE	7.77%	0.68%	-6.20%	0.94%	9.74%

Total Assets



(In Millions)
$2,000
$1,500
$1,000
$500

	06/30/2007	06/30/2008	06/30/2009	06/30/2010	06/30/2011
Total Assets	$1,649	$1,632	$1,580	$1,399	$1,315

PROVIDENT
Provident Financial Holdings, Inc.

Loans Held For Investment



(In Millions)
$1,500
$1,000
$500
$0

	06/30/2007	06/30/2008	06/30/2009	06/30/2010	06/30/2011
Loans Held For Investment, Net	$1,351	$1,368	$1,166	$1,006	$882

Provident Financial Holdings, Inc.

Total Deposits


(In Millions)
$1,500
$1,000
$500
$0

	06/30/2007	06/30/2008	06/30/2009	06/30/2010	06/30/2011
Deposits	$1,001	$1,012	$989	$933	$946

PROVIDENT™

Provident Financial Holdings, Inc.

PROV™ NASDAQ LISTED

www.myprovident.com